Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Second-Quarter 2013 Results

Q2 2013 GAAP Revenue of $577 Million, Non-GAAP Revenue of $650 Million

SAN JOSE, Calif., July 31, 2013 – SunPower Corp. (NASDAQ: SPWR) today announced financial results for its 2013 second quarter ended June 30, 2013.

($ Millions except per-share data)	2nd Quarter 2013	1st Quarter 2013	2nd Quarter 2012
GAAP revenue (1)	$576.5	$635.4	$595.9
GAAP gross margin	18.7%	9.3%	12.3%
GAAP net income (loss) (2)	$19.6	$(54.7)	$(84.2)
GAAP net income (loss) per diluted share (2)	$0.15	$(0.46)	$(0.71)
Non-GAAP gross margin (3)	19.5%	22.7%	15.1%
Non-GAAP net income per diluted share (3)	$0.48	$0.22	$0.08
Megawatts produced	296	208	257

(1)
GAAP revenue excludes $73.5 million and $54.8 million for the second quarters of fiscal 2013 and 2012, respectively, and includes $60.8 million for the first quarter of fiscal 2013, in revenue primarily related to utility and power plant projects. See details in the non-GAAP measures disclosure included in this press release.

(2)
GAAP results include approximately $39.7 million, $90.4 million and $90.6 million for the second quarter of fiscal 2013, first quarter of fiscal 2013, and the second quarter of fiscal 2012, respectively, in net, pre-tax charges and adjustments excluded from non-GAAP results. See details in the non-GAAP measures disclosure included in this press release.

(3)	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

“SunPower's strong results in the second quarter reflect solid operational execution, as well as continued demand for our high efficiency systems in both the power plant and distributed generation channels across all major geographies,” said Tom Werner, SunPower president and CEO. “Our North American business continues to be the cornerstone of our success as we completed panel installation at the California Valley Solar Ranch (CVSR) with full project completion expected by year-end. Construction of the 579-megawatt (MW) Solar Star Projects for MidAmerican Solar continues. Additionally, we strengthened our position as the leader in the commercial market booking $100 million in commercial projects in the second quarter. In the residential business, demand continues to be solid with $150 million in new lease capacity financing, SunPower is well positioned for success in the second half of the year.

“In APAC, demand in the Japanese market continued to be strong as evidenced by our fourth quarter of record shipments. Our success in Japan reflects that our industry leading technology, reliability and quality remain distinct competitive advantages in this market. Finally, we are seeing a turnaround in our European business as we recorded our third straight quarter of financial improvement. With demand trends improving and stabilization in both industry conditions and pricing, we remain confident in our ability to achieve profitability in the EMEA region by the end of 2013,” concluded Werner.

Key milestones achieved by the company since the first quarter of 2013 include:

•	Completed panel installation for the 250-MW CVSR project - full project completion by end of 2013

•	Continued construction of 579-MW Solar Star projects for MidAmerican Solar

•	Booked $100 million in North American commercial projects

•	Signed more than 25-MW supply agreement for a power plant in Japan

•	Booked approximately 60-MWdc in residential systems in Europe

•	Residential lease program - 18,400 customers with approximately 147-MW booked to date

•	Reached full capacity in all manufacturing facilities

•	$150 million in new residential lease financing capacity with two partners

•	Completed $300 million offering of senior convertible debentures to strengthen balance sheet

•	Secured a new three-year $250 million revolving line of credit facility

“We significantly exceeded our financial targets for the second quarter,” said Chuck Boynton, SunPower CFO. “We also strengthened our balance sheet with our successful convertible bond offering, securing a new three-year $250 million revolver and are prudently managing our working capital as we reduced inventory by more than 15 percent. For the balance of the year, our focus remains on managing our cash, strategically investing in our technology and positioning the company for long-term profitability.”

Second quarter fiscal 2013 GAAP results include pre-tax charges, expenses and adjustments totaling approximately $39.7 million, including a $16.1 million gross margin reduction related to the timing of revenue recognition from utility and power plant projects; $10.5 million in stock-based compensation expense; $12.2 million in non-cash interest expense; a benefit of $0.3 million in restructuring related to the October 2012 restructuring plan, and $1.2 million of other adjustments. These adjustments and charges are excluded from the company's non-GAAP results. Additionally, second-quarter GAAP results exclude an adjustment of approximately $73.5 million in revenue primarily related to utility and power plant projects.

Third Quarter 2013 Financial Outlook
The company's third quarter 2013 consolidated non-GAAP guidance is as follows: revenue of $550 million to $600 million, gross margin of 17 percent to 19 percent, net income per diluted share of $0.15 to $0.35 and megawatts (MW) recognized in the range of 240 MW to 260 MW. On a GAAP basis, the company expects revenue of $575 million to $625 million, gross margin of 20 percent to 22 percent and net income per diluted share of $0.10 to $0.30.

For fiscal year 2013, the company expects non-GAAP revenue of $2.5 billion to $2.6 billion, gross margin of 18 percent to 20 percent, net income per diluted share of $1.00 to $1.30, capital expenditures of $60 million to $80 million and gigawatts (GW) recognized in the range of 1.0 GW to 1.1 GW. On a GAAP basis, the company expects revenue of $2.45 billion to $2.55 billion, gross margin of 17 percent to 19 percent and net income (loss) per diluted share of ($0.05) to $0.20. SunPower remains on track to reduce its operational expenses by 10 percent compared to 2012 and expects to generate free cash flow, including lease financings, in the range of $100 million to $200 million while continuing to invest in its technology roadmap and manufacturing cost reduction initiatives.

The company will host a conference call for investors this afternoon to discuss its second quarter 2013 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower's website at http://investors.sunpowercorp.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its second quarter 2013 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company's quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as "expect," “plan,” “will,” estimate,” “believe,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding:  (a) guidance for the third fiscal quarter, including non-GAAP revenue, gross margin, net income per diluted share and MW recognized and GAAP revenue, gross margin and net loss per diluted share; (b) guidance for fiscal year 2013, including non-GAAP revenue, gross margin, net income per diluted share, capital expenditures and MW recognized and GAAP revenue, gross margin and net income/loss per diluted share; (c) reducing costs and expenses; (d) generating free cash flow; (e) managing working capital; (f) residential leasing; (g) project development and construction; and (h) research and development activities. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company's control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as:  (1) competition in the industry and downward pressure on average selling prices; (2) the company's liquidity, substantial indebtedness, and its ability to obtain additional financing for its projects and its customers; (3) the company's ability to meet its cost reduction plans; (4) regulatory changes and availability of economic incentives promoting use of solar energy; (5) completing the design, construction, interconnection and maintenance of California Valley Solar Ranch and Antelope Valley Solar Ranch; (6) the success of the company's ongoing research and development efforts and commercialization of new products and services; (7) fluctuations in the company's operating results; (8) manufacturing difficulties that could arise; (9) challenges of managing joint ventures; and (10) other risks described in the company's Annual Report on Form 10-K for the year ended December 30, 2012, the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jun. 30, 2013	Dec. 30, 2012
ASSETS
Cash and cash equivalents	$580,560	$457,487
Restricted cash and cash equivalents	29,138	46,964
Investments	110,152	10,885
Accounts receivable, net	459,373	398,150
Costs and estimated earnings in excess of billings	41,317	36,395
Inventories	235,156	291,386
Advances to suppliers	359,210	351,405
Prepaid expenses and other assets	929,254	889,116
Property, plant and equipment, net	838,174	774,909
Project assets—plants and land	90,665	83,507
Other intangible assets, net	556	744
Total assets	$3,673,555	$3,340,948
LIABILITIES AND EQUITY
Accounts payable	$433,123	$414,335
Accrued and other liabilities	740,460	582,991
Billings in excess of costs and estimated earnings	334,929	225,550
Bank loans and other debt	165,124	390,361
Convertible debt	747,017	438,629
Customer advances	273,056	295,730
Total liabilities	2,693,709	2,347,596
Stockholders’ equity	958,553	993,352
Noncontrolling interests in subsidiaries	21,293	—
Total equity	979,846	993,352
Total liabilities and equity	$3,673,555	$3,340,948

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 30, 2013	Mar. 31, 2013	Jul. 1, 2012	Jun. 30, 2013	Jul. 1, 2012
Revenue:
AMERICAS	$367,609	$484,122	$392,282	$851,731	$673,775
EMEA	107,010	68,652	155,417	175,662	311,527
APAC	101,897	82,659	48,198	184,556	104,726
Total revenue	576,516	635,433	595,897	1,211,949	1,090,028
Cost of revenue:
AMERICAS	285,939	416,081	326,511	702,020	568,630
EMEA	97,396	91,494	154,455	188,890	311,300
APAC	85,320	68,545	41,431	153,865	91,350
Total cost of revenue	468,655	576,120	522,397	1,044,775	971,280
Gross margin	107,861	59,313	73,500	167,174	118,748
Operating expenses:
Research and development	13,035	13,170	14,104	26,205	30,830
Selling, general and administrative	62,035	70,092	62,480	132,127	138,674
Restructuring charges	928	(337)	47,599	591	50,645
Total operating expenses	75,998	82,925	124,183	158,923	220,149
Operating income (loss)	31,863	(23,612)	(50,683)	8,251	(101,401)
Other expense, net	(24,101)	(35,035)	(23,980)	(59,136)	(43,011)
Income (loss) before income taxes and equity in earnings (loss) of unconsolidated investees	7,762	(58,647)	(74,663)	(50,885)	(144,412)
Provision for income taxes	(4,506)	(2,989)	(10,593)	(7,495)	(11,949)
Equity in earnings (loss) of unconsolidated investees	1,009	(333)	1,075	676	(2,350)
Net income (loss)	4,265	(61,969)	(84,181)	(57,704)	(158,711)
Net loss attributable to noncontrolling interests	15,300	7,273	—	22,573	—
Net income (loss) attributable to stockholders	$19,565	$(54,696)	$(84,181)	$(35,131)	$(158,711)

Net income (loss) per share attributable to stockholders:
Net income (loss) per share – basic	$0.16	$(0.46)	$(0.71)	$(0.29)	$(1.38)
Net income (loss) per share – diluted	$0.15	$(0.46)	$(0.71)	$(0.29)	$(1.38)
Weighted-average shares:
- Basic	120,943	119,553	118,486	120,248	115,136
- Diluted	133,937	119,553	118,486	120,248	115,136

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 30, 2013	Mar. 31, 2013	Jul. 1, 2012	Jun. 30, 2013	Jul. 1, 2012

Net income (loss)	$4,265	$(61,969)	$(84,181)	$(57,704)	$(158,711)
Components of comprehensive income (loss):
Translation adjustment	(2,583)	(1,343)	(7,948)	(3,926)	(1,950)
Net unrealized gain (loss) on derivatives	(1,354)	2,835	(2,377)	1,481	(8,127)
Unrealized loss on investments	(7)	—	—	(7)	—
Income taxes	254	(533)	446	(279)	1,526
Net change in accumulated other comprehensive income (loss)	(3,690)	959	(9,879)	(2,731)	(8,551)
Total comprehensive income (loss)	575	(61,010)	(94,060)	(60,435)	(167,262)
Comprehensive loss attributable to noncontrolling interests	15,300	7,273	—	22,573	—
Comprehensive income (loss) attributable to stockholders	$15,875	$(53,737)	$(94,060)	$(37,862)	$(167,262)

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 30, 2013	Mar. 31, 2013	Jul. 1, 2012	Jun. 30, 2013	Jul. 1, 2012
			(1)		(1)
Cash flows from operating activities:
Net income (loss)	$4,265	$(61,969)	$(84,181)	$(57,704)	$(158,711)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	10,505	8,516	11,367	19,021	23,908
Depreciation	24,551	23,620	29,291	48,171	58,362
Loss on retirement of property, plant and equipment	—	—	45,409	—	45,409
Amortization of other intangible assets	42	147	2,695	189	5,477
Gain (loss) on mark-to-market derivatives	27	—	9	27	(4)
Non-cash interest expense	12,181	11,890	8,247	24,071	15,346
Amortization of debt issuance costs	1,041	1,094	861	2,135	1,880
Third-party inventories write-down	—	—	(176)	—	8,869
Equity in (earnings) loss of unconsolidated investees	(1,009)	333	(1,075)	(676)	2,350
Deferred income taxes and other tax liabilities	2,423	4,724	4,969	7,147	2,663
Changes in operating assets and liabilities:
Accounts receivable	(167,794)	60,340	69,301	(107,454)	156,973
Costs and estimated earnings in excess of billings	(4,073)	(849)	(16,520)	(4,922)	(13,736)
Inventories	32,316	(5,606)	31,972	26,710	(54,567)
Project assets	3,957	(35,250)	(219)	(31,293)	(39,246)
Prepaid expenses and other assets	(142,819)	197,489	(14,179)	54,670	(81,677)
Advances to suppliers	(3,486)	(4,319)	(2,596)	(7,805)	(18,320)
Accounts payable and other accrued liabilities	70,517	(28,825)	(72,866)	41,692	(63,726)
Billings in excess of costs and estimated earnings	112,076	(2,697)	(24,502)	109,379	(25,167)
Customer advances	(20,899)	(1,775)	3,079	(22,674)	4,095
Net cash provided by (used in) operating activities	(66,179)	166,863	(9,114)	100,684	(129,822)
Cash flows from investing activities:
Decrease in restricted cash and cash equivalents	29	17,797	7,677	17,826	51,621
Purchases of property, plant and equipment	(7,839)	(12,042)	(29,862)	(19,881)	(62,644)
Cash paid for solar power systems, leased and to be leased	(23,387)	(41,688)	(35,485)	(65,075)	(51,406)
Purchases of marketable securities	(99,928)	—	—	(99,928)	—
Proceeds from sale of equipment to third-party	6	11	3	17	419
Cash received for sale of investment in unconsolidated investee	—	—	—	—	17,403
Cash paid for investments in unconsolidated investees	(1,411)	—	(10,000)	(1,411)	(10,000)
Net cash used in investing activities	(132,530)	(35,922)	(67,667)	(168,452)	(54,607)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	296,283	—	—	296,283	—
Proceeds from issuance of bank loans, net of issuance costs	—	—	125,000	—	125,000
Proceeds from issuance of project loans, net of issuance costs	32,554	24,061	13,787	56,615	13,787
Proceeds from residential lease financing	17,458	39,090	8,247	56,548	8,247
Proceeds from sale-leaseback financing	6,907	33,850	—	40,757	—
Contributions from noncontrolling interests	31,551	12,315	—	43,866	—
Repayment of bank loans, project loans and other debt	(101,211)	(180,501)	(540)	(281,712)	(101,132)
Repayment of sale-leaseback financing	(5,124)	—	—	(5,124)	—
Cash paid for repurchased convertible debt	—	—	—	—	(198,608)
Proceeds from private offering of common stock, net of issuance costs	—	—	—	—	163,681
Cash distributions to Parent in connection with the transfer of entities under common control	—	—	—	—	(178,290)
Proceeds from exercise of stock options	24	25	26	49	34
Purchases of stock for tax withholding obligations on vested restricted stock	(5,444)	(10,739)	(1,319)	(16,183)	(5,204)
Net cash provided by (used in) financing activities	272,998	(81,899)	145,201	191,099	(172,485)
Effect of exchange rate changes on cash and cash equivalents	684	(942)	(4,307)	(258)	(2,454)
Net increase (decrease) in cash and cash equivalents	74,973	48,100	64,113	123,073	(359,368)
Cash and cash equivalents, beginning of period	505,587	457,487	302,137	457,487	725,618
Cash and cash equivalents, end of period	$580,560	$505,587	$366,250	$580,560	$366,250

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$11,265	$33,969	$2,523	$45,234	$2,523
Property, plant and equipment acquisitions funded by liabilities	6,356	5,042	12,124	6,356	12,124
Costs of solar power systems, leased and to be leased, sourced from existing inventory	14,178	15,536	29,114	29,714	41,477
Costs of solar power systems, leased and to be leased, funded by liabilities	1,708	4,070	5,064	1,708	5,064
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	4,333	20,066	—	24,399	—
Non-cash interest expense capitalized and added to the cost of qualified assets	162	159	386	321	750
Issuance of warrants in connection with the Liquidity Support Agreement	—	—	—	—	50,327

(1)	As adjusted to conform to the current period presentation for solar power systems leased and to be leased.

(In thousands, except per share data)
	THREE MONTHS ENDED			SIX MONTHS ENDED		THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 30, 2013	Mar. 31, 2013	Jul. 1, 2012	Jun. 30, 2013	Jul. 1, 2012	Jun. 30, 2013	Mar. 31, 2013	Jul. 1, 2012	Jun. 30, 2013	Jul. 1, 2012
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$107,861	$59,313	$73,500	$167,174	$118,748	$126,483	$130,492	$98,041	$256,975	$171,570
Operating income (loss)	$31,863	$(23,612)	$(50,683)	$8,251	$(101,401)	$59,943	$55,430	$32,093	$115,373	$25,991
Net income (loss) per share attributable to stockholders:
- Basic	$0.16	$(0.46)	$(0.71)	$(0.29)	$(1.38)	$0.52	$0.23	$0.08	$0.75	$(0.03)
- Diluted	$0.15	$(0.46)	$(0.71)	$(0.29)	$(1.38)	$0.48	$0.22	$0.08	$0.71	$(0.03)

About SunPower's Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results for certain items, as described below. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss), net income (loss) per share, earnings before interest, taxes, depreciation and amortization (EBITDA) and free cash flow. Management believes that each of these non-GAAP measures (gross margin, operating income (loss), net income (loss) per share, EBITDA and free cash flow) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower's current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

•
Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including stock-based compensation, non-cash interest expense and other items as described below. In addition, the presentation of non-GAAP gross margin includes the revenue recognition of utility and power plant projects on a non-GAAP basis. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

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Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including stock-based compensation, non-cash interest expense, restructuring charges, and other items as described below. In addition, the presentation of non-GAAP operating income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Non-GAAP operating income (loss) is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower's core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

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Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including stock-based compensation, non-cash interest expense, restructuring charges, other items as described below, and the tax effects of these non-GAAP adjustments. In addition, the presentation of non-GAAP net income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

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EBITDA. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including stock-based compensation, non-cash interest expense, restructuring charges, cash interest expense, net of interest income, provision for income taxes, depreciation, and other items as described below. In addition, the presentation of EBITDA includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

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Free cash flow. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, inclusive of lease financing as described below. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

Included items

•
Utility and power plant projects. The company includes adjustments to non-GAAP revenue and non-GAAP cost of revenue related to the utility and power plant projects based on the separately identifiable components of the transactions in order to reflect the substance of the transactions. Such treatment is consistent with accounting rules under International Financial Reporting Standards (IFRS). On a GAAP basis, such revenue and costs of revenue are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company's affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent between the two treatments; however, revenue and gross margin will generally be recognized earlier under the company's non-GAAP treatment than under the company's GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company's project development efforts at the time of initial project sale as required under IFRS accounting rules whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins are generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

•	Free cash flow adjustments. Specifically to calculate free cash flow, the company includes the impact during the period of the following items:

•	Net cash used in investing activities

•	Proceeds from residential lease financing

•	Proceeds from sale-leaseback financing

•	Contributions from noncontrolling interests

•	Repayment of sale-leaseback financing

Excluded Items

•
Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company's core performance against the performance of other companies without the variability created by stock-based compensation.

•
Non-cash interest expense. SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants is recorded as debt issuance costs and amortized over the expected life of the agreement.  As a result, SunPower incurs non-cash interest expense associated with the amortization of the warrants. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without non-cash interest expense.

•
Restructuring charges. In October 2012, the company's Board of Directors approved a reorganization to accelerate operating cost reduction and improve overall operating efficiency (the October 2012 Restructuring Plan). Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
Other. Beginning with the first quarter of fiscal 2013 the company has combined amounts previously disclosed under separate captions. These amounts were previously disclosed under one of the following captions:

•	Goodwill and other intangible asset impairment

•	Amortization of intangible assets

•	Restructuring charges (related to actions prior to the October 2012 Restructuring Plan)

•	Charges on manufacturing step reduction plan

•	Non-recurring idle equipment impairment

•	Class action settlement

•	Acquisition and integration costs

•	Change in European government incentives

•	Gain (loss) on mark-to-market derivative instruments

•	Gain on share lending arrangement

•	Gain on sale of equity interest in unconsolidated investee

The adjustments recorded in “Other” for the second quarter of fiscal 2013 are primarily driven by adjustments which would have previously been disclosed under “Restructuring charges” and “Change in European government incentives.”

•
Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves.  This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments which may not reflect actual cash tax expense. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.

•	EBITDA adjustments. Specifically to calculate EBITDA, in addition to adjustments previously described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for income taxes

•	Depreciation

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED						SIX MONTHS ENDED
	Jun. 30, 2013		Mar. 31, 2013		Jul. 1, 2012		Jun. 30, 2013		Jul. 1, 2012
GAAP AMERICAS revenue	$367,609		$484,122		$392,282		$851,731		$673,775
Utility and power plant projects	74,200		(60,801)		54,824		13,399		141,027
Non-GAAP AMERICAS revenue	$441,809		$423,321		$447,106		$865,130		$814,802
GAAP EMEA revenue	$107,010		$68,652		$155,417		$175,662		$311,527
Other	—		—		—		—		(193)
Non-GAAP EMEA revenue	$107,010		$68,652		$155,417		$175,662		$311,334
GAAP APAC revenue	$101,897		$82,659		$48,198		$184,556		$104,726
Other	(672)		—		—		(672)		—
Non-GAAP APAC revenue	$101,225		$82,659		$48,198		$183,884		$104,726
GAAP total revenue	$576,516		$635,433		$595,897		$1,211,949		$1,090,028
Utility and power plant projects	74,200		(60,801)		54,824		13,399		141,027
Other	(672)		—		—		(672)		(193)
Non-GAAP total revenue	$650,044		$574,632		$650,721		$1,224,676		$1,230,862
GAAP AMERICAS gross margin	$81,670	22.2%	$68,041	14.1%	$65,771	16.8%	$149,711	17.6%	$105,145	15.6%
Utility and power plant projects	16,142		68,138		14,926		84,280		30,684
Stock-based compensation expense	1,136		778		2,025		1,914		3,154
Non-cash interest expense	291		220		205		511		423
Other	42		359		2,256		401		6,593
Non-GAAP AMERICAS gross margin	$99,281	22.5%	$137,536	32.5%	$85,183	19.1%	$236,817	27.4%	$145,999	17.9%
GAAP EMEA gross margin	$9,614	9.0%	$(22,842)	(33.3)%	$962	0.6%	$(13,228)	(7.5)%	$227	0.1%
Stock-based compensation expense	618		441		1,398		1,059		2,363
Non-cash interest expense	132		129		137		261		313
Other	—		186		2,326		186		6,414
Non-GAAP EMEA gross margin	$10,364	9.7%	$(22,086)	(32.2)%	$4,823	3.1%	$(11,722)	(6.7)%	$9,317	3.0%
GAAP APAC gross margin	$16,577	16.3%	$14,114	17.1%	$6,767	14.0%	$30,691	16.6%	$13,376	12.8%
Stock-based compensation expense	763		491		492		1,254		757
Non-cash interest expense	170		179		44		349		109
Other	(672)		258		732		(414)		2,012
Non-GAAP APAC gross margin	$16,838	16.6%	$15,042	18.2%	$8,035	16.7%	$31,880	17.3%	$16,254	15.5%
GAAP total gross margin	$107,861	18.7%	$59,313	9.3%	$73,500	12.3%	$167,174	13.8%	$118,748	10.9%
Utility and power plant projects	16,142		68,138		14,926		84,280		30,684
Stock-based compensation expense	2,517		1,710		3,915		4,227		6,274
Non-cash interest expense	593		528		386		1,121		845
Other	(630)		803		5,314		173		15,019
Non-GAAP total gross margin	$126,483	19.5%	$130,492	22.7%	$98,041	15.1%	$256,975	21.0%	$171,570	13.9%
GAAP operating expenses	$75,998		$82,925		$124,183		$158,923		$220,149
Stock-based compensation expense	(7,988)		(6,806)		(7,452)		(14,794)		(17,634)
Non-cash interest expense	(42)		(40)		(25)		(82)		(51)
October 2012 Restructuring Plan	255		578		—		833		—
Other	(1,683)		(1,595)		(50,758)		(3,278)		(56,885)
Non-GAAP operating expenses	$66,540		$75,062		$65,948		$141,602		$145,579
GAAP operating income (loss)	$31,863		$(23,612)		$(50,683)		$8,251		$(101,401)
Utility and power plant projects	16,142		68,138		14,926		84,280		30,684
Stock-based compensation expense	10,505		8,516		11,367		19,021		23,908
Non-cash interest expense	635		568		411		1,203		896
October 2012 Restructuring Plan	(255)		(578)		—		(833)		—
Other	1,053		2,398		56,072		3,451		71,904
Non-GAAP operating income	$59,943		$55,430		$32,093		$115,373		$25,991

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO STOCKHOLDERS:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 30, 2013	Mar. 31, 2013	Jul. 1, 2012	Jun. 30, 2013	Jul. 1, 2012
Basic:
GAAP net income (loss) per share attributable to stockholders	$0.16	$(0.46)	$(0.71)	$(0.29)	$(1.38)
Utility and power plant projects	0.13	0.57	0.12	0.70	0.27
Stock-based compensation expense	0.09	0.07	0.10	0.16	0.21
Non-cash interest expense	0.10	0.10	0.07	0.20	0.13
October 2012 Restructuring Plan	—	—	—	(0.01)	—
Other	0.01	0.02	0.47	0.03	0.65
Tax effect	0.03	(0.07)	0.03	(0.04)	0.09
Non-GAAP net income (loss) per share attributable to stockholders	$0.52	$0.23	$0.08	$0.75	$(0.03)
Diluted:
GAAP net income (loss) per share attributable to stockholders	$0.15	$(0.46)	$(0.71)	$(0.29)	$(1.38)
Utility and power plant projects	0.12	0.56	0.12	0.68	0.27
Stock-based compensation expense	0.08	0.07	0.10	0.15	0.21
Non-cash interest expense	0.09	0.10	0.07	0.19	0.13
October 2012 Restructuring Plan	—	—	—	(0.01)	—
Other	0.01	0.02	0.47	0.03	0.65
Tax effect	0.03	(0.07)	0.03	(0.04)	0.09
Non-GAAP net income (loss) per share attributable to stockholders	$0.48	$0.22	$0.08	$0.71	$(0.03)
Weighted-average shares:
GAAP net income (loss) per share attributable to stockholders:
- Basic	120,943	119,553	118,486	120,248	115,136
- Diluted	133,973	119,553	118,486	120,248	115,136
Non-GAAP net income (loss) per share attributable to stockholders:
- Basic	120,943	119,553	118,486	120,248	115,136
- Diluted *	129,697	125,487	118,915	127,592	115,136

* Non-GAAP diluted weighted-average shares exclude the potential impact of the company's convertible bonds under the if-converted method when the relevant conversion option is not in the money for the relevant period. For the three months ended June 30, 2013, 4.3 million and 8.7 million weighted average shares relating to the company's 0.75% convertible bonds due 2018 and the company's 4.75% convertible bonds due 2014, respectively, were excluded. For the six months ended June 30, 2013, 2.1 million and 8.7 million weighted average shares relating to the company's 0.75% convertible bonds due 2018 and the company's 4.75% convertible bonds due 2014, respectively, were excluded.

EBITDA:

	THREE MONTHS ENDED					SIX MONTHS ENDED
	Jun. 30, 2013	Mar. 31, 2013	Dec. 30, 2012 (1)	Sep. 30, 2012 (1)	Jul. 1, 2012	Jun. 30, 2013	Jul. 1, 2012

GAAP net income (loss) attributable to stockholders	$19,565	$(54,696)	$(144,771)	$(48,538)	$(84,181)	$(35,131)	$(158,711)
Utility and power plant projects	16,142	68,138	82,294	(5,815)	14,926	84,280	30,684
Stock-based compensation expense	10,505	8,516	9,260	9,271	11,367	19,021	23,908
Non-cash interest expense	12,181	11,890	8,841	13,990	8,247	24,071	15,346
October 2012 Restructuring Plan	(255)	(578)	30,227	—	—	(833)	—
Other	1,080	2,398	48,628	30,057	56,081	3,478	74,653
Cash interest expense, net of interest income	12,998	15,457	11,545	12,276	11,238	28,455	22,983
Provision for income taxes	4,506	2,989	9,300	593	10,593	7,495	11,949
Depreciation	24,551	23,620	25,909	24,385	29,291	48,171	58,362
EBITDA	$101,273	$77,734	$81,233	$36,219	$57,562	$179,007	$79,174

(1)	Additional information included for comparative period purposes as metrics were not previously disclosed in connection with the respective quarters.

FREE CASH FLOW:

	THREE MONTHS ENDED					SIX MONTHS ENDED
	Jun. 30, 2013	Mar. 31, 2013	Dec. 30, 2012 (1)	Sep. 30, 2012 (1)	Jul. 1, 2012	Jun. 30, 2013	Jul. 1, 2012

Net cash provided by (used in) operating activities	$(66,179)	$166,863	$141,204	$17,521	$(9,114)	$100,684	$(129,822)
Net cash used in investing activities	(132,530)	(35,922)	(101,106)	(64,354)	(67,667)	(168,452)	(54,607)
Proceeds from residential lease financing	17,458	39,090	33,568	18,562	8,247	56,548	8,247
Proceeds from sale-leaseback financing	6,907	33,850	—	—	—	40,757	—
Contributions from noncontrolling interests	31,551	12,315	—	—	—	43,866	—
Repayment of sale-leaseback financing	(5,124)	—	—	—	—	(5,124)	—
Free cash flow	$(147,917)	$216,196	$73,666	$(28,271)	$(68,534)	$68,279	$(176,182)

(1)	Additional information included for comparative period purposes as metrics were not previously disclosed in connection with the respective quarters.

Q3 2013 GUIDANCE (in thousands except per share data)	Q3 2013	FY 2013
Revenue (GAAP)	$575,000-$625,000	$2,450,000-$2,550,000
Revenue (non-GAAP) (a)	$550,000-$600,000	$2,500,000-$2,600,000
Gross margin (GAAP)	20%-22%	17%-19%
Gross margin (non-GAAP) (b)	17%-19%	18%-20%
Net income (loss) per diluted share (GAAP)	$0.10-$0.30	($0.05)-$0.20
Net income per diluted share (non-GAAP) (c)	$0.15-$0.35	$1.00-$1.30

(a)
Estimated non-GAAP amounts above include a net reduction of approximately $25 million for Q3 2013 and a net increase of approximately $50 million for fiscal 2013 of estimated revenue for utility and power plant projects.

(b)
Estimated non-GAAP amounts above for Q3 2013 reflect adjustments that include a gross margin reduction of approximately $25 million primarily related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $3 million and estimated non-cash interest expense of approximately $1 million. Estimated non-GAAP amounts above for fiscal 2013 reflect adjustments that include a gross margin benefit of approximately $30 to $35 million primarily related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $11 million, estimated non-cash interest expense of approximately $3 million, and estimated other items of approximately $1 million.

(c)
Estimated non-GAAP amounts above for Q3 2013 reflect adjustments that include a gross margin reduction of approximately $25 million primarily related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $12 million, estimated non-cash interest expense of approximately $12 million, estimated restructuring charges of approximately $1 million, estimated other items of approximately $3 million and estimated tax effect of approximately $2 million. Estimated non-GAAP amounts above for fiscal 2013 reflect adjustments that include a gross margin benefit of approximately $30 to $35 million primarily related to the non-GAAP revenue adjustments that are discussed above. In addition, the estimated non-GAAP amounts exclude estimated stock-based compensation expense of approximately $43 million, estimated non-cash interest expense of approximately $49 million, estimated restructuring charges of approximately $3 million, estimated other items of approximately $8 million and estimated tax effect of approximately $3 million.

The following supplemental data represents the adjustments, individual charges and credits that are included and/or excluded from SunPower's non-GAAP gross margin, operating income (loss) and net income (loss) per share measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA
(In thousands)

THREE MONTHS ENDED

	June 30, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$74,200	$—	$—	$(58,058)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	1,136	618	763	1,225	6,763	—	—	—
Non-cash interest expense	—	—	—	291	132	170	19	23	—	11,546	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	(255)	—	—
Other	—	—	(672)	42	—	—	—	500	1,183	27	—
Tax effect	—	—	—	—	—	—	—	—	—	—	3,594
	$74,200	$—	$(672)	$(56,589)	$750	$933	$1,244	$7,286	$928	$11,573	$3,594

	March 31, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$(60,801)	$—	$—	$128,939	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	778	441	491	1,122	5,684	—	—	—
Non-cash interest expense	—	—	—	220	129	179	17	23	—	11,322	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	(578)	—	—
Other	—	—	—	359	186	258	—	1,354	241	—	—
Tax effect	—	—	—	—	—	—	—	—	—	—	(8,448)
	$(60,801)	$—	$—	$130,296	$756	$928	$1,139	$7,061	$(337)	$11,322	$(8,448)

	July 1, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$54,824	$—	$—	$(39,898)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	2,025	1,398	492	1,095	6,357	—	—	—
Non-cash interest expense	—	—	—	205	137	44	3	22	—	7,836	—
Other	—	—	—	2,256	2,326	732	—	3,159	47,599	9	—
Tax effect	—	—	—	—	—	—	—	—	—	—	3,315
	$54,824	$—	$—	$(35,412)	$3,861	$1,268	$1,098	$9,538	$47,599	$7,845	$3,315

SIX MONTHS ENDED

	June 30, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$13,399	$—	$—	$70,881	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	1,914	1,059	1,254	2,347	12,447	—	—	—
Non-cash interest expense	—	—	—	511	261	349	36	46	—	22,868	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	(833)	—	—
Other	—	—	(672)	401	186	258	—	1,854	1,424	27	—
Tax effect	—	—	—	—	—	—	—	—	—	—	(4,854)
	$13,399	$—	$(672)	$73,707	$1,506	$1,861	$2,383	$14,347	$591	$22,895	$(4,854)

	July 1, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$141,027	$—	$—	$(110,343)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	3,154	2,363	757	2,875	14,759	—	—	—
Non-cash interest expense	—	—	—	423	313	109	6	45	—	14,450	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	—	—	—
Other	—	(193)	—	6,593	6,607	2,012	—	6,240	50,645	2,749	—
Tax effect	—	—	—	—	—	—	—	—	—	—	10,423
	$141,027	$(193)	$—	$(100,173)	$9,283	$2,878	$2,881	$21,044	$50,645	$17,199	$10,423